UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 104, Lakewood, CO 80228-2039

(Address of principal executive offices)

1.720.458.1124

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	ACRG	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

American Clean Resources Group, Inc. (the “Company”) previously disclosed in January 2022 that the Company entered into a definitive agreement providing for the Company’s acquisition of 80.1% of the membership interests of Sustainable Metal Solutions, LLC (“SMS”) (the “2022 Agreement”). The transaction contemplated by the 2022 Agreement has not been consummated.

In light of developments since 2021 and 2022, the Company is pursuing a restructuring of the contemplated transaction from an acquisition of a majority equity interest in SMS to a direct acquisition of the Cross-Caribou mining asset, including the associated mining permit, currently held by Grand Island Resources, LLC, a subsidiary of SMS (the “2026 Asset Acquisition”). As such, the 2022 Agreement has been superseded by the 2026 Asset Acquisition.

The Company has not entered into a definitive agreement with respect to the proposed asset acquisition. Any such restructuring would be subject to the negotiation and execution of definitive documentation, satisfaction of certain terms and conditions, receipt of a fairness opinion, and receipt of required regulatory, corporate, and other approvals. There can be no assurance that the Company will enter into a definitive agreement for the proposed asset acquisition, or that any such transaction will be completed on the terms described above or at all.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLEAN RESOURCES GROUP, INC.

Date: June 11, 2026	By:	/s/ Tawana Bain
Tawana Bain
Chief Executive Officer

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